                         BANCALABAMA, INC.
                        Post Office Box 293
                    Huntsville, Alabama  35804


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD
                           APRIL 9, 1996


TO THE SHAREHOLDERS OF BANCALABAMA, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BancAlabama, Inc. (the "Company") will be held at the Company's main office at 312 Clinton Avenue, W., Huntsville, Alabama, on April 9, 1996, at 2:00 p.m. local time for the following purposes:

     1. To elect three (3) Directors to the Board of Directors to serve a three-year term and until their successors are duly elected and qualified (designated as Proposal 1 in the accompanying Proxy Statement).

     2. To ratify the appointment by the Board of Directors of Browder & Associates, P.C., as the Company's independent public accountants for the current year (designated as Proposal 2 in the accompanying Proxy Statement).

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on February 28, 1996, has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

     A copy of the Annual Report to Shareholders for the year ended December 31, 1995, is enclosed.

                              By order of the Board of Directors



                              Jean D. Snead
                              Secretary

Huntsville, Alabama
March 15, 1996

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.
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
                         BANCALABAMA, INC.
                        Post Office Box 293
                    Huntsville, Alabama  35804


                          PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BancAlabama, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on April 9, 1996, and at any and all adjournments thereof (the "Meeting"). The form of proxy permits specification, approval, disapproval or abstention as to each of the two proposals. Proposals 1 and 2 will be presented at the Meeting by management. If the enclosed form of proxy is properly executed, returned and not revoked, it will be voted in accordance with the directions, if any, made by the shareholder or, if directions are not made, will be voted in favor of Proposals 1 and 2.

     The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers, or regular employees of the Company in person or by telephone or mail. The Company may reimburse others for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners. On or about March 15, 1996, the Company will commence mailing this Proxy Statement, the enclosed form of proxy, and attached Notice to holders of its common stock.

     Shareholders who sign proxies have the right to revoke them at any time before they are voted by filing with the Secretary of the Company, Jean D. Snead, either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

     The close of business on February 28, 1996, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.


                              GENERAL

     The holders of a majority of the shares issued and outstanding and entitled to vote must be present in person, or be represented by proxy, to constitute a quorum and act upon the proposed business. Failure of a quorum to be represented at the Meeting will necessitate an adjournment and will subject the Company to additional expense.

     Election of each director shall be by plurality vote. Approval of Proposal 2 discussed in this Proxy Statement requires the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the Meeting. The Company's Certificate of Incorporation and Bylaws do not contain any provisions concerning the treatment of abstentions and broker non-votes. Delaware law treats abstentions as votes which are not cast in favor of a proposal or nominee. Delaware law does not address the treatment of broker non-votes; however, the Company will treat broker non-votes as present for purposes of calculating the quorum but as absent for purposes of calculating votes cast for or against a proposal or nominee. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH NOMINATED DIRECTOR AND FOR PROPOSAL 2.

        COMMON STOCK OUTSTANDING AND PRINCIPAL SHAREHOLDERS

     As of January 15, 1996, there were outstanding 703,122 shares of the Company's common stock, $1.00 par value (the "Common Stock"). Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by shareholders.

     The following table sets forth information as of January 15, 1996, as to (a) the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company, (b) the shares of such Common Stock beneficially owned by the directors and nominees of the Company, (c) the shares of such Common Stock beneficially owned by William R. Collins, the Company's Chief Executive Officer, and (d) the shares of such Common Stock beneficially owned by all executive officers, directors and nominees of the Company as a group. Unless otherwise indicated, each shareholder named has sole voting and dispositive power with respect to his shares.

        Name or Number                         Number of Shares                   Percent of Total
         in Group (1)                         Beneficially Owned                  Outstanding (2)
        --------------                        ------------------                  ----------------

Directors and Nominees
- ----------------------
William R. Collins (3)                             112,225                             14.71%
Steven R. Townson (4)                               40,000                              5.49%
James E. Campbell (5)                               32,700                              4.65%
Philip W. Bentley, Jr. (6)                          22,500                              3.20%
Billy P. Brooks (7)                                 20,615                              2.93%
Paul W. Thompson                                    20,000                              2.84%
Oliver D. Street, III                               15,400                              2.19%
Barney C. Nickelson (8)                             11,200                              1.59%

More than 5% Shareholders who are not
Officers or Directors or Nominees
- -------------------------------------

Estate of John J. Weed, Deceased (9)                46,050                              6.55%

All Directors and Executive Officers as a
Group (10 Persons)                                 297,640(10)                         36.83%
- -----------------------------------------


(1) Unless otherwise indicated, the mailing address is in care of the Company, Post Office Box 293, Huntsville, Alabama 35804.

(2) Shares issuable under immediately exercisable options are considered outstanding for the purposes of calculating the percentage of Common Stock owned by executive officers, directors and 5% shareholders who have immediately exercisable options, but such shares are not considered outstanding with respect to executive officers, directors and 5% shareholders who do not have any such options.

(3) Includes 60,000 shares which are subject to immediately exercisable stock options held by Mr. Collins.

(4) Includes 25,000 shares which are subject to immediately exercisable stock options held by Mr. Townson.

(5) Includes 10,000 shares of Common Stock in the name of Radiology of Huntsville, P.C., Profit Sharing Plan for the benefit of J. E. Campbell, participant; and 300 shares in his granddaughters' names.

(6)  Includes 12,500 shares owned by Bentley Pontiac, Inc.

(7) Includes 2,500 shares held in the name of his wife, Doris B. Brooks; 3,852 shares held in the name of Prudential Securities, Inc., Custodian for Doris Brooks; and 4,063 shares held in the name of Prudential Securities, Inc., Custodian for Billy P. Brooks.

(8) Includes 1,000 shares held in the name of Christy B. Nickelson, as Custodian for minor children and a minor nephew, and 10,000 shares owned jointly with his wife, Christy B. Nickelson.

(9)  Includes 16,050 shares owned by Mr. Weed's surviving spouse.

(10) Includes 105,000 shares which are subject to immediately exercisable stock options.

                            PROPOSAL 1

                       ELECTION OF DIRECTORS

Nominees for Board of Directors
- -------------------------------

     The Certificate of Incorporation of the Company provides for a Board of Directors of not fewer than five nor more than twenty members, with the exact number to be determined from time to time by resolution of the Board of Directors and for such directors to be elected for three-year terms on a staggered basis.

     The Board of Directors has fixed the number of members of the Board of Directors at ten (10) by resolution adopted on February 12, 1996. The Board of Directors proposes to nominate the three (3) persons listed below for election as directors to serve until the 1999 Annual Meeting of Shareholders and until their successors are duly elected and qualified. It is the desire of the Board of Directors that the Board have the option of selecting up to two (2) additional directors to serve on the Board prior to the election of directors at the next Annual Meeting of the Shareholders.

     The names and ages of the nominees, their principal occupations during the past five years, and the years in which they were first elected as directors of the Company are as follows:

                                          Director          Present Principal Occupation
       Name                  Age          Since             And Business Experience
       ----                  ---          --------          ----------------------------

James E. Campbell            60           1986              Retired.  Formerly Radiologist at
                                                            Radiology Associates, P.C.   Vice
                                                            Chairman of BankAlabama-Huntsville.

William R. Collins           65           1989              Chairman of the Board and Chief
                                                            Executive Officer of BancAlabama, Inc.
                                                            Chairman and Chief Executive Officer
                                                            of BankAlabama-Huntsville.

Paul W. Thompson             76           1986              Retired.  Formerly President of
                                                            Wholesale Electric Supply Company.

     Unless directed to the contrary, the persons acting under the proxy solicited hereby will vote for the nominees named above. Should any such nominee become unable to accept election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election in his stead of such person as the Board of Directors may recommend.

Continuing Directors of the Company
- -----------------------------------

     The incumbent directors of the Company include Messrs. James E. Campbell, William R. Collins and Paul W. Thompson who are nominated for new terms on the Board of Directors. The names and ages of the other incumbent directors of the Company, their principal occupations for the past five years, the year in which they were first elected as directors of the Company, and the year in which their terms as directors will expire are as follows:

                                               Director           Present Principal Occupation
         Name                    Age              Since           and Business Experience
         ----                    ---           --------           ----------------------------

Philip W. Bentley, Jr.           52            1986               President    of    Bentley    Pontiac,
                                                                  Cadillac, Inc., Bentley Imports, Inc.,
                                                                  Bentley    Mitsubishi,   and   Bentley
                                                                  Automotive,   Inc.   Term  expires  in
                                                                  1997.

Billy P. Brooks                  62            1990               Owner   and   President  of  Brooks  &
                                                                  Collier,   Inc.    Owner   of   Brooks
                                                                  Nursery.  Term expires in 1997.

Barney C. Nickelson              46            1986               Manager  of Burnett-Nickelson  Invest-
                                                                  ments. Officer  and  director  of  DNL
                                                                  Development,  Inc.   Vice  Chairman of
                                                                  the  Board of BancAlabama, Inc.   Term
                                                                  expires in 1997.

Oliver D. Street, III            70            1986               Major  General  (U.S.  Army  Retired).
                                                                  Treasurer,  BancAlabama,  Inc.    Term
                                                                  expires in 1997.

Steven R. Townson (1)            38            1995               President  and Chief Operating Officer
                                                                  of BancAlabama, Inc., and BankAlabama-
                                                                  Huntsville.  From  April  1993 to July
                                                                  1995, Vice President, Financial Insti-
                                                                  tutions   for  First  Tennessee   Bank
                                                                  National Association,  in Chattanooga,
                                                                  Tennessee.   From June 1989  to  March
                                                                  1993,   Assistant    Vice   President,
                                                                  Corporate Lending Division  of AmSouth
                                                                  Bank,  N.A.,  in  Tuscaloosa, Alabama.
                                                                  Term expires in 1998.

__________________

(1) Mr. Townson became the President and Chief Operating Officer of BankAlabama-Huntsville on October 9, 1995, and the President, Chief Operating Officer and a director of BancAlabama, Inc., on October 9, 1995.


                  BOARD COMMITTEES AND ATTENDANCE

     During the year ended December 31, 1995, the Company's Board of Directors held nine (9) meetings. During 1995, all incumbent directors of the Company attended 75% or more of the total number of meetings held by the Company's Board of Directors. The Company does not have a standing compensation, nominating or audit committee. All decisions made in these areas during 1995 were made by the entire Board of Directors.

     The Board of Directors of the Company's wholly-owned subsidiary bank, BankAlabama-Huntsville (the "Bank"), held thirteen (13) meetings during the 1995 year. During 1995, all directors of the Bank attended 75% or more of the total number of meetings held by the Bank's Board of Directors. The Bank has a standing audit committee composed of Messrs. Nickelson and Bentley, Mr. Larry D. Mullins and Mr. Bob W. Wills.

                      EXECUTIVE COMPENSATION

     The Securities and Exchange Commission has adopted rules requiring certain disclosures concerning the compensation and other benefits paid or awarded by a company to its chief executive officer and to its four (4) most highly compensated executive officers receiving compensation exceeding $100,000. In 1995, the Company did not have any executive officer, other than its Chief Executive Officer, who received compensation exceeding $100,000.

     The following table summarizes the compensation of William R. Collins, the Company's Chief Executive Officer, for the periods indicated:

                                         SUMMARY COMPENSATION TABLE
                                            Annual Compensation
                                            -------------------

Name and                                                     Other Annual       All Other
Principal Position         Year       Salary       Bonus     Compensation     Compensation
- ------------------         ----       ------       -----     ------------     ------------
                                       (1)                       (2)              (3)

William R. Collins,        1995      $140,000        -             -             $66,847
  Chairman and Chief       1994      $140,000        -             -               7,459
  Executive Officer of     1993      $140,000        -             -               7,459
  BancAlabama, Inc. and
  BankAlabama-Huntsville

__________________

(1) Includes amounts deferred by Mr. Collins under the Company's 401(k) Plan and Trust.

(2) "Other Annual Compensation" does not include the value of certain perquisites or other personal benefits, securities and property, if any, furnished by the Company to Mr. Collins (or for which it reimburses Mr. Collins), including the use of corporate vehicles, unless the value of such benefits in total exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported in the above table for Mr. Collins.

(3) "All Other Compensation" is composed of that portion of the premiums paid by the Company in the years ended December 31, 1995, 1994, and 1993, related to whole life insurance on Mr. Collins, the proceeds of which will be paid to his spouse in the event of his death. "All
     Other Compensation" for the year ended December 31, 1995, also includes the transfer of the life insurance policies to Mr. Collins, which had a cash surrender value of $65,348 on the date of transfer, in exchange for cancellation by Mr. Collins of the Company's future liability to provide deferred compensation and death benefits.

Stock Option Grants, Exercises and Year End Values
- --------------------------------------------------

     The Company from time to time awards stock options to executive officers and other key employees pursuant to two stock option plans approved by the shareholders of the Company. No options were granted to or exercised by Mr. Collins during the year ended December 31, 1995. The following table sets forth the values as of December 31, 1995, of the unexercised stock options held by Mr. Collins under the Company's two stock option plans:

                                      Stock Option Values at
                                        December 31, 1995
                                      -----------------------

                      Number of Securities
                     Underlying Unexercised       Value of Unexercised In-the-
                       Options at Year End        Money Options at Year End
                                                                 (1)
                     ----------------------       ----------------------------

Name               Exercisable    Unexercisable    Exercisable   Unexercisable
- ----               -----------    -------------    -----------   -------------

William R. Collins    60,000            -0-           60,000           -
____________

(1) Values are calculated by subtracting the $10.00 per share exercise price of the options from the most recent sale price for the Common Stock on January 15, 1996, of $11.00 per share.


Compensation of Directors
- -------------------------

     The Bylaws of the Company permit the Board of Directors to fix the compensation of directors. The directors of the Company received no compensation in 1995 for their services as directors or for attendance at any meeting of the Board of Directors or any committee meeting.


                   TRANSACTIONS WITH MANAGEMENT

     Directors and officers of the Company and the Bank and their relatives and business associates may be customers of, and have transactions with, the Bank in the ordinary course of business in the past and in the future. All outstanding loans and commitments to be included in such transactions are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectibility or present other unfavorable features.


                            PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF AUDITORS

     Subject to shareholder approval at the Meeting, the Board of Directors of the Company has appointed Browder & Associates, P.C., as the Company's independent public accountants to audit the financial statements of the

Company for the current fiscal year ending December 31, 1996, and to perform other appropriate accounting services. Such appointment will be presented to the shareholders for ratification at the Meeting. If the shareholders do not ratify the appointment, the selection of another firm will be considered by the Board.

     Representatives of Browder & Associates, P.C., are expected to be present at the Meeting to respond to questions from shareholders and will be given the opportunity to make a statement if they so desire.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                               OTHER

     Management does not know of any other matters to be presented at the Meeting for action by shareholders. However, if any other matters are properly brought before the Meeting or any adjournment thereof, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders with respect to such matter.

            DATE FOR RECEIPT OF SHAREHOLDERS' PROPOSALS

     Proposals of shareholders intended to be presented at the 1997 Annual Meeting must be received by the Company for inclusion in its 1997 Proxy Materials no later than November 14, 1996.

UPON WRITTEN REQUEST OF ANY SHAREHOLDER TO JEAN D. SNEAD, SECRETARY OF BANCALABAMA, INC., POST OFFICE BOX 293, HUNTSVILLE, ALABAMA 35804, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                              By order of the Board of Directors


                              Jean D. Snead
                              Secretary
DATED:  March 15, 1996